Exhibit 99.1

Silexion Therapeutics Reports Strong Tumor Growth Reduction from Systemic
Administration of SIL-204 in Preclinical Pancreatic Cancer Models

New preclinical findings provide validation for Silexion’s new systemic administration approach for SIL-204, demonstrating inhibition of tumor growth in a clinically relevant orthotopic model;
Further studies aim to evaluate its impact on metastases

Grand Cayman, Cayman Islands, January 28, 2025 – Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced promising new preclinical data for SIL-204, its next-generation siRNA therapeutic candidate. The findings contribute to validating systemic administration as an effective delivery approach, demonstrating significant tumor growth reduction in orthotopic pancreatic cancer models, a platform designed to mimic human cancer progression.

This data underscores SIL-204’s potential to address one of the most aggressive and challenging cancers, validating its ability to target KRAS mutations systemically while achieving prolonged therapeutic activity.  While the current data shows robust tumor growth inhibition, further studies aim to evaluate its impact on metastases, which the Company is cautiously optimisic about.

The Company is actively exploring how this promising data can inform an expanded next-generation treatment strategy for KRAS-driven cancers and expects to announce details of its expanded development plan shortly.

Key Preclinical Data Highlights

•
SIL-204 administered in an extended release formulation reduced tumor growth by ~50% after 30 days, with ~50% of tumors showing complete necrosis, in human pancreatic tumors harboring a G12D mutation xenografted into mice.

•	SIL-204 administered subcutaneously inhibited tumor growth in mouse metastatic pancreatic orthotopic models.

•	A single systemic administration of SIL-204 maintained effective drug levels in rat plasma and tissues for over 56 days.

•	SIL-204 inhibits key oncogenic KRAS mutations, including G12D, G12V, G12R, Q61H, and G13D.

•
Intratumoral administration of SIL-204 microparticles reduced tumor cell numbers by ~3-fold, tumor area by ~1.5-fold, and increased tumor necrosis by ~5-fold after 15 days in human pancreatic cancer xenograft harboring a KRAS G12V mutation in mice.

“We are thrilled to share these results, which showcase systemic administration as an effective method for targeting KRAS-driven cancers,” Mitchell Shirvan, Ph.D., CSO of Silexion. “By demonstrating robust tumor growth inhibition in a clinically relevant model, SIL-204 shows significant potential to address advanced cancers. We look forward to future studies evaluating its impact on metastatic progression.”

About Silexion Therapeutics
Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The company's first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL-204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy and ongoing studies are forward-looking statements. These forward-looking statements are generally identified by terminology such as "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s ability to successfully complete preclinical studies and initiate clinical trials; (ii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; and (vi) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the company, including the proxy statement/prospectus filed with the SEC on July 17, 2024. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets & IR Contact
Arx | Capital Markets Advisors
North American Equities Desk
silexion@arxadvisory.com